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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of June 8, 1999, by and among SANTA BARBARA RESTAURANT GROUP, INC., a Delaware corporation (the "Company"), and the persons and entities listed on Schedule 1 attached hereto (individually, a "Holder," collectively, the "Holders").

                                R E C I T A L S:

         A. Concurrently with the execution and delivery of this Agreement, the Company and La Salsa Holding Co., Inc. ("La Salsa"), among others, are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company has issued to the Holders an aggregate of 3,000,000 shares of Common Stock, $.08 par value per share (the "Common Stock") of the Company (ii) promissory notes (the "Notes") which, subject to the approval of the Company's stockholders, shall be convertible into Common Stock and (iii) warrants (the "Warrants") to purchase Common Stock, in the respective amounts set forth opposite each Holder's name on Schedule I attached hereto.

         B. The Company and the Holders desire to effect the registration of such shares of Common Stock and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (the "Underlying Shares") for resale under the Securities Act on the terms and conditions of this Agreement.

                               A G R E E M E N T:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Approval Date" means the date that the stockholders of the Company approve the conversion of the Notes to Common Stock in accordance with the terms of the Notes.

         "Common Stock" shall mean the shares of common stock, $.08 par value per share, of the Company.

         "Effectiveness Period" shall mean the period commencing on the date the Registration Statement is declared or becomes effective under the Securities Act and ending on the date that all Registrable Securities have ceased to be Registrable Securities in accordance with the terms hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Filing Date" shall mean the date which is the earlier of (i) 30 days following the Approval Date, or (ii) August 31, 1999.

         "Holder" shall have the meaning specified in the introductory paragraph of this Agreement.

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         "Losses" shall mean losses, claims, liabilities, damages and expenses
(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim).

         "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Registrable Securities" shall mean the Common Stock issued to the Holders pursuant to the Merger Agreement upon consummation of the transactions contemplated thereby, Common Stock issuable upon conversion of the Notes (in the event that the stockholders of the Company approve the conversion of the Notes to Common Stock), Common Stock issuable upon exercise of the Warrants, and any Common Stock issued with respect thereto upon any stock dividend, split, merger, consolidation, reorganization or similar event, until, in the case of any such Common Stock, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k), or (iii) it is sold to the public pursuant to Rule 144.

         "Registration Expenses" shall mean all fees and expenses incident to the Company's performance of or compliance with this Agreement, whether or not the Registration Statement becomes effective, which fees and expenses shall include, without limitation, (i) all registration and filing fees with respect to filings required to be made with the SEC, (ii) printing expenses, and (iii) reasonable fees and disbursements of counsel for the Company in connection with the Registration Statement.

         "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Underwritten Registration or Underwritten Offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. Shelf Registration. The Company shall prepare and file with the SEC, as soon as practicable but in any event on or prior to the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act registering the resale


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from time to time by the Holders of all of the Registrable Securities. The
Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners designated by them. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable and to keep the Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. Notwithstanding anything herein to the contrary, no disposition of Registrable Securities hereunder shall take the form of an Underwritten Offering without the prior agreement of the Company.

         3. Piggy-Back Registration.

                  (a) Request for Registration. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of its security holders of any class of equity security (other than a registration statement (A) on Form S-4 or S-8 (or any substitute form that is adopted by the Commission),
(B) filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders or (C) filed in connection with an acquisition, merger or similar transaction), the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten business days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request, which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof (a "Piggy-Back Registration"). The Company shall use commercially reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any other similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3(a) by giving written notice to the Company of such withdrawal. The Company, in its sole discretion, may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holders of Registrable Securities requested to be included in such Piggy-Back Registration.

                  (b) Reduction of Offering. In connection with an underwritten offering where Piggy-Back Registration has been requested as provided in Section 3(a), the Company shall use commercially reasonable efforts to cause all Registrable Securities requested to be included in such Piggy-Back Registration to be included as provided in Section 3(a). If the managing underwriter or underwriters of any such underwritten offering have given written notice to the Holders of Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders of Registrable Securities and any other persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all other persons (other than the Company) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such persons to the extent


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necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by the managing underwriter or underwriters and (ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Holders shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Holders to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

                  (c) In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

         4. Registration Procedures. In connection with the Company's registration obligations under Section 2 or 3 hereof, the Company shall as expeditiously as possible:

                  (a) Prepare and file with the SEC a Registration Statement as provided above.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

                  (c) Notify the Holders, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.


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                  (d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

                  (e) If reasonably requested by the holders of a majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Company and such holders, in connection with any offering of Registrable Securities, agree should be included therein as required by applicable law, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

                  (f) Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and any amendment thereto, excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) Deliver to each Holder, in connection with any offering of Registrable Securities, without charge, a reasonable quantity of the Prospectus relating to such Registrable Securities and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the Holders of Registrable Securities in connection with any offering and sale in compliance with this Agreement of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

                  (h) Prior to any offering of Registrable Securities, to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                  (i) Other than during a period during which sales of Registrable Securities are deferred pursuant to Section 5 of this Agreement, immediately upon the existence of any fact or the occurrence of any event as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly prepare and file a post-effective amendment to each Registration


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Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement in order that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in order that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its best efforts to cause such post-effective amendment to become effective as soon as practicable.

                  (j) If requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make available for inspection by a representative of the Holders of Registrable Securities being sold, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the executive officers, directors and employees of the Company and its subsidiaries, to supply all information reasonably requested by any such representative in connection with such disposition; subject to reasonable assurances by each such person that such information will only be used in connection with matters relating to such Registration Statement; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement.

         5. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with such information regarding such Holder and the distribution of such Registrable Securities as may be required to be included in the Registration Statement or the Prospectus or as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Registrable Securities of any Holder who does not furnish such information provided above for so long as such information is not so furnished. Each Holder of Registrable Securities as to which any Registration Statement is being effected agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading. In the event (A) of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v), or 4(c)(vi) hereof or (B) that, in the judgment of the Company, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which


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the Company believes public disclosure will be prejudicial to the Company, the
Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Holders to the effect of the foregoing and, upon receipt of such certificate, each such Holder shall not sell any Registrable Securities and shall not use the Prospectus until it is advised in writing by the Company that the Prospectus may be used and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed, and sales of Registrable Securities may commence, as soon as practicable and, in the case of a pending material corporate development or similar material event, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) in the reasonable judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company.

         6. Registration Expenses. All Registration Expenses shall be borne by the Company; provided, however, that the Company shall not be responsible for the payment of, and each Holder shall pay, all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities, all registration expenses to the extent that the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of such holder, and all fees and expenses of counsel for any of the Holders.

         7. Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon the information relating to any Holder furnished to the Company in writing by or on behalf of the Holders expressly for use therein (including, without limitation, any information relating to the plan of distribution of Registrable Securities furnished by such person); provided, that the Company shall not be liable to any Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claims from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or
(B)(x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

                  (b) Indemnification by Holders. Each Holder agrees severally, and not jointly, to indemnify and hold harmless the other Holders, the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company, from and against all


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Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder so furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus. Notwithstanding the foregoing, in no event will a Holder be liable under this Section 7(b) for any amount in excess of the aggregate amount of proceeds actually received by such Holder from the sale of Registered Securities under the Registration Statement, less any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged statement or omission or alleged omission.

                  (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party (or both the indemnified party and another party designated by the indemnifying party pursuant to the preceding sentence) and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm for all Holders, and (b) the fees and expenses of more than one separate firm for the Company, its directors, its officers who sign a Registration Statement and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In such case involving the Holders, such firm shall be designated in writing by the Holders of the majority of Registrable Securities sold pursuant to the Registration Statement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment, subject to the other terms and conditions of this Agreement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party, shall not have


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

reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

                  (d) Contribution. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 7(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Release Agreement or otherwise. The provisions of this Section 7 shall survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any Holder or any termination of this Agreement.


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         The indemnity and contribution provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

         8. Miscellaneous.

                  (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 8(a), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Common Stock constituting Registrable Securities; provided, however, that a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders; provided, further, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

                           (x) if to a Holder of Registrable Securities, at the
address set forth on the signature page hereto, or most current address given by such Holder.

                           (y) if to the Company, to:

                               Santa Barbara Restaurant Group, Inc.
                               3916 State Street, Suite 300
                               Santa Barbara, California 93105
                               Attention:  Andrew F. Puzder,
                                           Chief Executive Officer
                               Telephone:       (805) 898-7134
                               Telecopy No.:    (805) 898-7149

                               with a copy to:

                               Stradling Yocca Carlson & Rauth
                               660 Newport Center Drive, Suite 1600
                               Newport Beach, California 92660-6441
                               Attention:  C. Craig Carlson
                               Telephone:       (949) 725-4000
                               Telecopy No.:    (949) 725-4100
or to such other address as such person may have furnished to the other persons identified in this Section 8(b) in writing in accordance herewith.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities; provided, that no Holder may assign any of such Holder's rights under this Agreement without the Company's prior written consent.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                  (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and performed within the State of California without regard to principles of conflict of laws.

                  (g) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

                  (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

                  (i) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (j) Further Assurances. Each of the parties hereto shall use all best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

                  (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 5, 6, 7 or 8 hereof each of which shall remain in effect in accordance with their terms.



                           (signature pages to follow)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      SANTA BARBARA RESTAURANT GROUP, INC.


                                      By:    /s/ THEODORE ABAJIAN
                                             -----------------------------------
                                      Name:  Theodore Abajian
                                      Title: CFO


                                     HOLDER:

Address:


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                                      -13-